Exhibit 1.01

MARVELL TECHNOLOGY GROUP LTD.

CONFLICT MINERALS REPORT

(For the reporting period January 1, 2018 to December 31, 2018)

INTRODUCTION

This Conflict Minerals Report (the “Report”) for Marvell Technology Group Ltd. (“Company,” “Marvell,” “we,” “us” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2018 to December 31, 2018 and, unless otherwise indicated herein with respect to a particular statement, covers the activities of all Company subsidiaries, including Cavium, LLC (formerly Cavium, Inc.) (“Cavium”), which we acquired in July 2018. The Report is being filed as Exhibit 1.01 to our specialized disclosure report on Form SD and is also posted on our website at www.marvell.com under the heading “Company” – “Investor Relations” – “Financials” – “SEC Filings.” Information contained on or accessible through our website is not part of this Report.

The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants who manufacture products containing the minerals and metals referred to in the Rule as “Conflict Minerals.” The Democratic Republic of the Congo (“DRC”) and its adjoining countries have reserves of Conflict Minerals, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. “Armed groups” mean an armed group that is identified as a perpetrator of serious human rights abuses in the annual Country Reports on Human Rights Practices under Sections 116(d) and 502B (b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. The purpose of the Rule is to encourage companies whose products contain Conflict Minerals to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The Democratic Republic of the Congo and its adjoining countries – Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia – are sometimes referred to in this Report as the “Covered Countries.”

We are subject to the Rule because our products contain Conflict Minerals that are necessary to the functionality or production of such products (“Necessary Conflict Minerals”). Accordingly, we are required under the Rule to conduct a reasonable country of origin inquiry (“RCOI”) designed to determine in good faith whether any of the Necessary Conflict Minerals either originated in the Covered Countries or came from recycled or scrap materials. We do not directly source Conflict Minerals from mines, smelters or refiners.

Supply Chain and Products

Our products typically contain many parts and components obtained from a global network of suppliers, with multiple tiers of suppliers between us and the ultimate sources of the raw materials used in the manufacturing of our products. Raw materials purchased by our direct and indirect suppliers contain Conflict Minerals obtained from smelters and refiners that, in turn, source those minerals from traders and mines in various countries.

We rely on our suppliers to provide information with respect to the origin and source and chain of custody of the Necessary Conflict Minerals contained in parts, components and materials supplied to

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us. In all cases, the information relating to the Necessary Conflict Minerals contained in our products comes from multiple, lower-tier suppliers and from information (i) available to us through our membership with the Responsible Minerals Initiative (“RMI”) (formerly the Conflict-Free Sourcing Initiative), (ii) provided by our customers and (iii) obtained by means of our own research.

We do not own or operate foundries or manufacturing facilities, but outsource the manufacturing, packaging and testing of our products to third-party foundries and subcontractors located primarily in Asia. We are a fabless provider of high-performance, application-specific standard semiconductor products. Our core strength is developing highly integrated and complex system-on-a-chip devices, leveraging our technology portfolio of intellectual property in the areas of analog, mixed-signal, digital-signal processing and embedded and standalone integrated circuits. Our current product offerings are primarily in two broad product groups: storage and networking.

Storage Products. Marvell develops fibre channel products and data storage controller solutions spanning cloud, enterprise, edge and personal computing markets. Data storage products include controllers for hard disk drives (“HDDs”) and solid-state drives (“SSDs”) that store and retrieve data with greater speed and reliability while consuming a reduced amount of energy. These products are incorporated into HDDs and SSDs for many different applications, including desktop and laptop personal computers, servers, game consoles, and similar devices. Fibre channel products include both adapters for server connectivity as well as ASICs and adapters for storage system connectivity.

Networking Products. Marvell develops networking products that serve end-users in cloud, consumer, enterprise, and service provider networks. Products include ethernet solutions, embedded processors and WiFi connectivity solutions. Our Ethernet solutions address a wide variety of end-customer products, from small, cost-effective appliances to large, high-performance modular solutions. Our embedded processors are highly integrated semiconductors that provide single or multiple cores of processing engines, along with intelligent Layer 2 through 7 for enterprise, datacenter, storage, broadband, and service provider applications. We also offer a broad portfolio of connectivity solutions, including Wi-Fi and Wi-Fi/Bluetooth integrated SOCs, which are integrated into a wide variety of end devices such as enterprise access points, home gateways and voice assistants, multimedia devices, gaming, printers, automotive infotainment and telematics units.

Products Covered by this Report. For the purposes of the “Reasonable Country of Origin Inquiry and Due Diligence” portion of this Report, unless otherwise indicated, “products” refers to the products in the product categories listed above with respect to which manufacturing was completed or the sale was consummated during calendar year 2018, and “suppliers” refers to, collectively, our direct product suppliers and our component product suppliers.

REASONABLE COUNTRY OF ORIGIN INQUIRY AND DUE DILIGENCE

To comply with the Rule, we conducted a reasonable country of origin inquiry and due diligence on the source and chain of custody of the Necessary Conflict Minerals to determine whether they originated in a Covered Country and financed or benefited armed groups in any of these countries.

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Reasonable Country of Origin Inquiry

Marvell conducted a reasonable country of origin inquiry (RCOI) to determine whether the Necessary Conflict Minerals in our products originated in one of the Covered Countries or are from recycled or scrap sources.

Because we do not purchase conflict minerals directly from any smelter or refiner, we rely on our suppliers to provide us with accurate information about the origin of the minerals in the products and components they supply to us. Our suppliers provide us with this information by submitting a Conflict Minerals Reporting Template (“CMRT”). In addition to the information provided on the CMRT, we rely on (i) information from industry sources such as the RMI, (ii) information provided by our customers, and (iii) information obtained by means of our own research.

Based on the findings of our RCOI, we have reason to believe that some of the Necessary Conflict Minerals present in our products may have originated in the Covered Countries. We are therefore required by the Rule to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

Due Diligence Design

On the basis of the information obtained as a result of our RCOI, we conducted a broader due diligence investigation regarding the source and chain of custody of the Necessary Conflict Minerals. There is a significant overlap between our RCOI and due diligence processes, and the due diligence measures that we put in place are an extension of the CMRT-based RCOI process. These due diligence measures have been designed to conform, in all material respects, with the framework specified in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, including the related supplements on gold, tin, tantalum, and tungsten (the “OECD Guidance”), specifically as the OECD Guidance pertains to downstream purchasers in the minerals supply chain. The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems.

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Marvell maintains a Policy Statement on Conflict Minerals (the “Policy Statement”), which provides that Marvell does not support the use of Conflict Minerals that are mined, transported or traded to fund human rights violations, social unrest, political repression or conflict or the use of metal derived from such Conflict Minerals. The Policy Statement is posted on our website at www.marvell.com under the heading “Global Citizenship” – “Supplier Responsibility.”

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Marvell maintains a Supplier Code of Conduct that, among other things, requires our direct suppliers to comply with the Policy Statement, as well as with the Marvell Code of Business Conduct and Ethics and the RBA Code of Conduct. The Supplier Code of Conduct was revised in April 2019, and is posted on our website at www.marvell.com under the heading “Global Citizenship” – “Supplier Responsibility.”

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Marvell has a Conflict Minerals Working Group (“Working Group”) that is comprised of subject matter experts from the Company’s Quality Systems, Operations and Legal teams. The Working Group oversees Marvell’s reasonable country of origin inquiry and conducts due diligence on the source and chain of custody of Marvell’s Necessary Conflict Minerals.

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We use a multi-layered approach to convey our supplier responsibility expectations to our direct suppliers. Marvell’s direct suppliers have been provided with our Policy Statement, Supplier Code of Conduct and product and manufacturing specifications (the “Specifications”), and any new direct suppliers are similarly provided such documents as part of the Quality Systems group’s supplier onboarding process. Marvell’s Specifications contain provisions requiring that direct suppliers (i) comply with the Policy Statement and the Supplier Code of Conduct and (ii) cooperate with Marvell in providing the information required by the CMRT. Further, the Specifications stipulate the consequences of breaching such provisions.

•	We maintain a data retention policy to retain material Conflict Minerals-related records electronically for a period of at least five (5) years from the date of creation.

•	We engaged a third-party conflict minerals due diligence service provider that utilized a proprietary software tool to compile and validate Cavium supplier CMRT data.

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Marvell maintains a confidential Concern Line, administered by an independent third-party service provider, that is available to employees and the general public 24 hours per day, seven days per week. The Concern Line accepts anonymous reports and may be used to report illegal or unethical conduct. Information about the Concern Line is included in our Supplier Code of Conduct, and posted on our website at www.marvell.com under the heading “Global Citizenship” – “Ethics.”

Step 2: Identify and Assess Risk in the Supply Chain.

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We obtained, either directly or through our third-party conflict minerals due diligence service provider, CMRTs at least once a year from all except one of our suppliers. Although most suppliers provided CMRTs after the end of the 2018 reporting year, certain suppliers provided CMRTs prior to the end of such reporting year. We used our suppliers’ CMRTs to identify smelters and refiners and determine the mine and country of origin of the minerals processed by such smelters and refiners.

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We are a member of the RBA and the RMI, a leading industry program that helps members manage risk by improving Conflict Minerals supply chain transparency. As a member of the RMI, Marvell has access to RMI’s reasonable country of origin data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.

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We cross-check information received from our suppliers against data made available by the RMI and against additional information obtained either from our customers or by means of our own research to determine whether such facilities are conformant with the assessment protocols of the RMI’s Responsible Minerals Assurance Process (the “RMAP”) (formerly the Conflict-Free Smelter Program). The RMI conducts independent third-party audits of smelters’ and refiners’ management systems and sourcing practices to validate conformance with RMAP assessment protocols. The RMAP employs a risk-based approach to validate smelters’ and refiners’ company level management processes for responsible mineral procurement (“RMAP conformant”). When necessary, we engage with smelters and refiners that we identify as at risk of not obtaining a conflict-free designation from a third-party audit program and encourage such smelters and refiners to become RMAP conformant.

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Step 3: Design and Implement a Strategy to Respond to Identified Risks.

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We have developed procedures for obtaining CMRTs from our suppliers at least once a year, and we review their responses, consolidate the information in a central database and follow up with suppliers to address any red flags or inconsistent responses. Some of these activities we handle internally, and some are handled by our third-party conflict minerals due diligence service provider.

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As needed, we survey our suppliers to gain further insights into their Conflict Minerals due diligence programs and processes, reviewing responses, assessing risk and following up with suppliers to address any inconsistencies, insufficient responses or insufficient documentation.

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As needed, either directly or through our third-party conflict minerals due diligence service provider, we work with our suppliers to transition their processing to RMAP conformant smelters or refiners.

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We have shared with our direct suppliers our expectations regarding sourcing from conflict-free designated smelters and refiners by means of our Policy Statement, Supplier Code of Conduct and the Specifications.

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If, on the basis of issues that are identified as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, Marvell determines that there is a reasonable risk that a supplier is sourcing Conflict Minerals that are directly or indirectly financing or benefiting armed groups, Marvell will apply appropriate escalation procedures.

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Such escalation procedures shall be determined at the discretion of the Conflict Minerals Working Group and may range from prompt engagement with the supplier to resolve the sourcing issue, to requiring such supplier to implement a risk management plan (which may involve, as appropriate, remedial action up to and including disengagement from upstream suppliers), to disengagement by Marvell from the applicable supplier.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence.

Given that we do not source the Necessary Conflict Minerals directly from smelters and refiners, we rely on independent third parties, including the RMI, to coordinate and conduct third-party audits of these facilities. We rely on the published results of these third-party audits to validate the responsible sourcing practices of the smelters and refiners in our supply chain.

Step 5: Report on Supply Chain Due Diligence.

As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2018 calendar year reporting period. The Form SD and Conflict Minerals Report are also available on our website at www.marvell.com under the heading “Company” – “Investor Relations” – “Financials” – “SEC Filings.”

Conflict Minerals Processing Facilities

Based on the information provided by our suppliers, and otherwise obtained through the due diligence process described above, we have provided information regarding the processing facilities from which we source the Necessary Conflict Minerals contained in our products in Appendix A to this Report. Because some of our suppliers provided supply chain information on a company level rather

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than on a product level, this list may include facilities that did not actually process the Necessary Conflict Minerals contained in our products. In addition, the identified smelters and refiners may not include all of the smelters and refiners in our supply chain, as one supplier did not provide a CMRT, and certain CMRTs were collected mid-year.

Country of Origin of Conflict Minerals

Based on information provided by our suppliers, or otherwise obtained through the due diligence process described above, some of the Necessary Conflict Minerals may have originated from mines located in the Covered Countries.

Efforts to Determine Mine or Location of Origin

As described above, the primary focus of our due diligence on the source and chain of custody of the Necessary Conflict Minerals in our supply chain was on the collection and assessment of (i) data provided by our suppliers on the CMRT, (ii) data provided by the RMI, (iii) data provided by our customers and (iv) data obtained by means of our own research.

During the 2018 reporting year, we received CMRT data indicating that there were certain smelters and refiners in our supply chain that were not RMAP conformant. Therefore, we are unable to conclusively determine the country of origin of the Necessary Conflict Minerals in all our products.

Independent Private Sector Audit

Marvell has not voluntarily elected to describe any of its products as “DRC conflict free,” and for this reason, an independent private sector audit of this Report has not been conducted.

Steps to Mitigate Risk

The Company intends to take the following steps, among others, to further mitigate the risk that the Necessary Conflict Minerals benefit armed groups in the Covered Countries:

•	We will continue to monitor our suppliers’ Conflict Minerals sourcing practices to ensure that our suppliers remain in compliance with our Policy Statement and Supplier Code of Conduct.

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We will continue to engage with our suppliers to obtain updated information regarding our supply chain, including RMI “known smelters” listed on the RMI’s Smelter Reference List, and the location of the mines from which the Conflict Minerals originate.

•	We will continue to support our suppliers’ efforts to encourage their smelters and refiners to obtain a conflict free designation from a third-party audit program.

•	We will advise any of our suppliers found to be sourcing from smelters or refiners that we identify as high-risk to establish an alternative source for the Necessary Conflict Minerals.

•	We will continue to engage in the RBA, the RMI and other industry initiatives promoting conflict-free supply chains.

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FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements and certain other statements herein are forward-looking in nature and are based on Marvell’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Marvell’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Marvell’s) are not incorporated by reference in, or considered to be a part of, this CMR, unless expressly incorporated by reference herein.

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Appendix A

Conflict Minerals Processing Facilities Status as of April 15, 2019

For the 2018 reporting year, our suppliers identified 347 smelters and refiners as potential sources of the Necessary Conflict Minerals used in our products, and 95 of such smelters and refiners are not in conformance with the assessment protocols of the RMAP or another third-party audit program.

The non-conformance was attributed to smelters and refiners being inoperative, smelters and refiners not completing a third-party audit, or other causes. We are therefore unable to ascertain the country of origin of all Necessary Conflict Minerals, and for this reason, Marvell has not voluntarily elected to describe any of its products as “DRC conflict free.”

Table 1 contains the name of and mineral processed by each smelter and refiner reported to be in our supply chain for the 2018 reporting year.

Table 1

Smelters and Refiners

Metal	Smelter Name
Gold	DS PRETECH Co., Ltd.
Gold	NH Recytech Company
Gold	African Gold Refinery
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Safimet S.p.A
Gold	Planta Recuperadora de Metales SpA
Gold	SungEel HiMetal Co., Ltd.
Gold	Pease & Curren
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Morris and Watson Gold Coast
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	Bangalore Refinery
Gold	Modeltech Sdn Bhd
Gold	Universal Precious Metals Refining Zambia
Gold	Sai Refinery
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	AU Traders and Refiners
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	WIELAND Edelmetalle GmbH
Gold	SAXONIA Edelmetalle GmbH
Gold	Italpreziosi
Gold	L’Orfebre S.A.
Gold	SAAMP

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Gold	Abington Reldan Metals, LLC
Gold	TOO Tau-Ken-Altyn
Gold	Marsam Metals
Gold	Korea Zinc Co., Ltd.
Gold	Tony Goetz NV
Gold	Remondis Argentia B.V.
Gold	T.C.A S.p.A
Gold	Sudan Gold Refinery
Gold	Kaloti Precious Metals
Gold	Emirates Gold DMCC
Gold	Al Etihad Gold LLC
Gold	Singway Technology Co., Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Republic Metals Corporation
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Geib Refining Corporation
Gold	Umicore Precious Metals Thailand
Gold	Guangdong Jinding Gold Limited
Gold	Safina a.s.
Gold	Morris and Watson
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Yokohama Metal Co., Ltd.
Gold	Yamakin Co., Ltd.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Valcambi S.A.
Gold	United Precious Metal Refining, Inc.
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	Umicore Brasil Ltda.
Gold	Torecom
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Schone Edelmetaal B.V.

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Gold	SAMWON METALS Corp.
Gold	Samduck Precious Metals
Gold	Sabin Metal Corp.
Gold	Royal Canadian Mint
Gold	Rand Refinery (Pty) Ltd.
Gold	PX Precinox S.A.
Gold	PT Aneka Tambang (Persero) Tbk
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	PAMP S.A.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Nihon Material Co., Ltd.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Moscow Special Alloys Processing Plant
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Mitsubishi Materials Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Metalor USA Refining Corporation
Gold	Metalor Technologies S.A.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Matsuda Sangyo Co., Ltd.
Gold	Materion
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	Lingbao Gold Co., Ltd.
Gold	L’azurde Company For Jewelry
Gold	Kyrgyzaltyn JSC
Gold	Kojima Chemicals Co., Ltd.
Gold	Kennecott Utah Copper LLC
Gold	Kazzinc
Gold	Kazakhmys Smelting LLC
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	JSC Uralelectromed
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.

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Gold	Jiangxi Copper Co., Ltd.
Gold	Japan Mint
Gold	Istanbul Gold Refinery
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heimerle + Meule GmbH
Gold	HeeSung Metal Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	OJSC Novosibirsk Refinery
Gold	Eco-System Recycling Co., Ltd.
Gold	Dowa
Gold	DODUCO Contacts and Refining GmbH
Gold	DSC (Do Sung Corporation)
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Daejin Indus Co., Ltd.
Gold	Chugai Mining
Gold	Chimet S.p.A.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Cendres + Metaux S.A.
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Caridad
Gold	C. Hafner GmbH + Co. KG
Gold	Boliden AB
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Aurubis AG
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Asaka Riken Co., Ltd.
Gold	Asahi Pretec Corp.
Gold	Argor-Heraeus S.A.
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Aida Chemical Industries Co., Ltd.
Gold	Advanced Chemical Company
Gold	ARY Aurum Plus (private, 100%)
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	K.A Rasmussen as

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Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Yanggu Xiangguang Co. Ltd.
Gold	Shandong Zhongkuang Group Co.,Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co.,Ltd.
Gold	So Accurate Group, Inc.
Gold	Super Dragon Technology Co., Ltd.
Tantalum	Jiujiang Janny New Material Co., Ltd.
Tantalum	Power Resources Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	KEMET Blue Powder
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	H.C. Starck Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Telex Metals
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	QuantumClean
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.

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Tantalum	F&X Electro-Materials Ltd.
Tantalum	Exotech Inc.
Tantalum	Duoluoshan
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Advanced Metallurgical Group N.V. (AMG)
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Tranzact, Inc.
Tantalum	Zhuzhou Cemented Carbide Group Co. Ltd
Tin	Tin Technology & Refining
Tin	Pongpipat Company Limited
Tin	PT Bangka Serumpun
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	PT Lautan Harmonis Sejahtera
Tin	Gejiu Jinye Mineral Company
Tin	Modeltech Sdn Bhd
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	PT Menara Cipta Mulia
Tin	PT Kijang Jaya Mandiri
Tin	PT Sukses Inti Makmur
Tin	PT Bangka Prima Tin
Tin	Metallo Spain S.L.U.
Tin	Metallo Belgium N.V.
Tin	Super Ligas
Tin	Resind Industria e Comercio Ltda.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	CV Tiga Sekawan
Tin	CV Dua Sekawan
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	CV Ayi Jaya
Tin	PT Inti Stania Prima
Tin	O.M. Manufacturing Philippines, Inc.
Tin	PT ATD Makmur Mandiri Jaya
Tin	Melt Metais e Ligas S.A.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	CV Venus Inti Perkasa

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Tin	Yunnan Tin Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Thaisarco
Tin	Soft Metais Ltda.
Tin	Rui Da Hung
Tin	PT Tommy Utama
Tin	PT Tinindo Inter Nusa
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Sumber Jaya Indah
Tin	PT Stanindo Inti Perkasa
Tin	PT Sariwiguna Binasentosa
Tin	PT Refined Bangka Tin
Tin	PT Prima Timah Utama
Tin	PT Panca Mega Persada
Tin	PT Mitra Stania Prima
Tin	PT Karimun Mining
Tin	PT Eunindo Usaha Mandiri
Tin	PT DS Jaya Abadi
Tin	PT Bukit Timah
Tin	PT Belitung Industri Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Babel Inti Perkasa
Tin	PT Artha Cipta Langgeng
Tin	Operaciones Metalurgical S.A.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Mitsubishi Materials Corporation
Tin	Minsur
Tin	Mineracao Taboca S.A.
Tin	Metallic Resources, Inc.
Tin	Malaysia Smelting Corporation (MSC)
Tin	China Tin Group Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Fenix Metals
Tin	Estanho de Rondonia S.A.
Tin	EM Vinto
Tin	Dowa

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Tin	CV United Smelting
Tin	PT Premium Tin Indonesia
Tin	PT Aries Kencana Sejahtera
Tin	CV Gita Pesona
Tin	Alpha
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	An Thai Minerals Co., Ltd.
Tin	Da Nang Processing Import and Export Joint Stock
Tin	Feinhütte Halsbrücke GmbH
Tin	Hayes Metals Pty Ltd
Tin	Hongqiao Metals (Kunshan) Co., Ltd.
Tin	PT Babel Surya Alam Lestari
Tin	PT Cipta Persada Mulia
Tin	PT Justindo
Tin	PT Timah Nusantara
Tin	PT Wahana Perkit Jaya
Tin	VQB Mineral and Trading Group JSC
Tin	Zhongshan Jinye Smelting Co., Ltd
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Moliren Ltd.
Tungsten	Woltech Korea Co., Ltd.
Tungsten	ACL Metais Eireli
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Unecha Refractory metals plant
Tungsten	Hydrometallurg, JSC
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.

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Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	Kennametal Huntsville
Tungsten	A.L.M.T. Tungsten Corp.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Tungsten	Tungsten Diversified Industries LLC

The smelters and refiners in the list above that report country of origin information to the RMI reported that the Conflict Minerals processed by these facilities originated from the following countries:

Angola, Argentina, Australia, Austria, Azerbaijan, Belgium, Bermuda, Bolivia, Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Dominican republic, DRC- Congo (Brazzaville), DRC- Congo (Kinshasa), Ecuador, Ethiopia, Finland, France, Germany, Ghana, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Jersey, Kazakhstan, Kenya, Korea, Kyrgyzstan, Laos, Liberia, Luxembourg, Malaysia, Mali, Mauritania, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan

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